Exhibit 10.18

COMMERCIAL LOAN AGREEMENT

THIS COMMERCIAL LOAN AGREEMENT dated as of June 3, 2013, between WEBSTER BANK, NATIONAL ASSOCIATION (herein called “Bank”) a national association having an office at 145 Bank Street, Waterbury, Connecticut and NRFC CLINTON HOLDINGS, LLC (herein called “Borrower”), a Delaware limited liability company, having its chief executive offices and principal places of business at NorthStar Realty Finance, 399 Park Avenue, 18th Floor, New York, New York 10022, Attn: Ronald J. Lieberman, Esq., Executive Vice President and General Counsel, and PEREGRINE WAY OF CT, LLC (herein called “Guarantor”), a New York limited liability company having its chief executive offices and principal places of business at 217 Montgomery Street, Sixth Floor, Syracuse, NY 13202, Attention: Mark D. Farchione.

W I T N E S S E T H:

Section 1.     The Loan

1.1            Amount. The Bank will lend to the Borrower, and the Borrower will borrow from the Bank, SEVEN MILLION EIGHT HUNDRED SEVENTY-FIVE THOUSAND and 00/100 ($7,875,000.00) DOLLARS (the “Loan”).

1.2          The Note. The borrowing will be evidenced by a note (herein called “Note”) in substantially the form of Exhibit I hereto. The Note will be payable in principal installments in the amounts specified in the Note. The Loan shall be secured by the lien of a mortgage on the real property of the Borrower known as 89-91 East Main Street in the Town of Clinton, County of Middlesex and State of Connecticut (the “Property”).

Notwithstanding any other provision contained in any promissory note executed by the Borrower in favor of the Bank, this Agreement shall be deemed to govern each and every Loan and Note of the Borrower and a default hereunder shall constitute a default under all loans and notes.

1.3           Computation of Interest. All computations of interest on the Note shall be made on the basis of a 360-day year and actual days elapsed.

1.4           Repayment of Loan. The Borrower shall repay the aggregate unpaid principal amount of the Loan in accordance with the terms set forth in the Note evidencing the Loan.

1.5           Payment of Principal and Interest. The Bank is authorized to charge principal and interest due under the Note to any account of the Borrower or Guarantor borrowing the Loan when and as it becomes due.

1.6         Late Charge. Bank may collect a “late charge” equal to five (5%) percent of any installment of interest or principal, or of any other amount due to the Bank which is not paid or reimbursed by the Borrower or Guarantor within ten (10) days of the due date thereof to cover the extra expense involved in handling such delinquent payment, provided, however, that the late charge will accrue on the final payment due under the Note only after the expiration of thirty (30) days. The minimum late charge shall be $50.00. Borrower agrees that such “late charge” is an agreed reasonable estimate of the amount of the expenses of Holder incident to handling such delinquent payment, which expenses may be difficult for the parties to quantify, and which “late charge” constitutes agreed upon liquidated damages in addition to the payment of interest.

Section 2.     Representations and Warranties

A.           Borrower Representations and Warranties: The Borrower hereby represents and warrants to the Bank (which representations and warranties will survive the delivery of the Note and the making of the Loan and shall be deemed to be continuing until Loan and Note are fully paid and this Agreement is terminated) that:

2.1          Organization, Charter, Compliance with Laws, Financial and other Information.

(a)           Borrower is duly organized and validly existing under the laws of the State of Delaware and is qualified and in good standing in Connecticut and in all states in which the nature of business conducted requires qualification;; and

(b)         The execution, delivery and performance of this Agreement are within Borrower’s powers, have been duly authorized, are not in contravention of any law or any terms of Borrower’s articles of organization, operating agreement or other governing or operating documents or any agreement or undertaking to which Borrower is a party and will not violate any law, regulation or court order; and

(c)         All of Borrower’s issued and outstanding membership interests are duly authorized, validly issued, fully paid and non-assessable; and

(d)         The financial statements presented by Borrower to the Bank are true, complete and correct in all material respects and fairly present the financial condition of Borrower as of the date of such statements and the results of its operations for the period then ended. There has been no material adverse change to Borrower’s financial condition since the date of such financial statements ; and

(e)          Subject to any limitations stated therein or in connection therewith, all information furnished or to be furnished by the Borrower pursuant to the terms hereof is, or will be at the time the same is furnished, accurate and complete in all material respects necessary in order to make the information furnished, in the light of the circumstances under which such information is furnished, not misleading in any material respect; and

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(f)          Except as specifically disclosed to the Bank on Schedule 2.1 hereto, to the best of its knowledge the Borrower is in compliance with all laws, ordinances, rules or regulations, applicable to it, of all federal, state or municipal governmental authorities, instrumentalities or agencies including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, (“ERISA”) and the United States Occupational Safety and Health Act of 1970, as amended, (“OSHA”).

2.2.        Subsidiaries, Affiliates. The Borrower has no Subsidiaries or Affiliates other than those shown on Schedule 2.2 attached hereto which Schedule 2.2 sets forth the membership interests in the Borrower and which describes in detail the relationship with each such entity. The Borrower is not the record or beneficial owner of any stock, common or preferred, of any other corporation, and there are no fixed, contingent or other obligations on the part of the Borrower to issue any additional membership interests or other equity interests.

2.3         Claims, Actions, Place of Business.

(a)          Except as disclosed in the mortgagee title insurance policy issued on the date of this Agreement by Chicago Title Insurance Company to the Bank relating to the Property for Policy No.4235670 (the “Title Policy”), no claims, including, without limitation, taxes, assessments and insurance premiums, are due and unpaid; and

(b)          Borrower’s chief place of business is the addresses shown above and Borrower shall give Bank at least thirty (30) days prior written notice of any change; and

(c)           Other than pursuant to this Agreement or as disclosed on Schedule 2.3 hereto, the Borrower has no other indebtedness, except for accounts payable incurred in the ordinary course of its business; and

(d)           Except as specifically disclosed to the Bank on Schedule 2.3, the Borrower, to its knowledge, is not in default of any agreement, decree, law or order to which it is a party or by which it is bound, including, without limitation, those relating to the environment; and

(e)           Except as specifically disclosed to the Bank on Schedule 2.3 hereto or in the Title Policy, no suits or actions are pending or threatened against Borrower or affecting the Borrower or any of its properties which, if adversely determined, would materially impair the assets, liabilities, financial condition or business of the Borrower; and

(f)           Except as disclosed on Schedule 2.3, the Borrower does not perform any work on any contracts for the United States government or any agency or subdivision thereof; and

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(g)           The Borrower is not a party to any payment or performance bonds.

(h)           The Borrower conducts business solely through its own name and not through any trade name or style except as set forth in Schedule 2.3 hereof.

(i)           The Borrower holds all necessary licenses, consents (governmental or otherwise), patents and trademarks as are necessary to enable Borrower to conduct its business as presently conducted and as contemplated and all of such licenses and consents are listed on Schedule 2.3 hereto.

(j)           The Borrower has filed all federal, state and local tax returns and other reports it is required to file by law and has paid all taxes and other charges that are due and payable;

2.4           Use of Proceeds. The Borrower shall use the proceeds of the Loan to purchase the Property from Peregrine’s Landing of Clinton, Ct Real Estate, LLC , provided that no part of such proceeds will be used, in whole or in part, for the purpose of (i) acquiring any consumer or household goods or (ii) purchasing or carrying any “margin security” as such term is defined in Regulation U of the Board of Governors of the Federal Reserve System or (iii) acquiring substantially all of the stock or assets of any other firm, corporation or entity, without the prior written consent of the Bank.

2.5          Validity. This Agreement, the Note and all Related Agreements (as that term is defined in Section 3.3), upon the execution and delivery thereof, will be legal, valid, binding and enforceable obligations of the Borrower, in accordance with the terms of each.

2.6          Compliance with Government Programs. Each governmental certification, governmental agreement and contract to which Borrower is now or hereafter may be a party is in full force and effect, has not been amended, supplemented, rescinded, revoked or assigned and does not contain any provision prohibiting the transfer of the pertinent obligor’s payment obligation thereunder, to the extent permitted by law, from Borrower to Bank to the extent contemplated hereby. To the best of the knowledge of the Borrower, no condition exists, and no event has occurred, which directly or indirectly, with the giving of notice or the passage of time or both, is reasonably likely to result in the suspension, revocation, impairment, forfeiture, or non-renewal of any governmental consent, license or approval which is necessary for the operation of Borrower’s business. .

2.7          Patents and Trademarks. Borrower owns or possesses all the patents, trademarks, service marks, trade names, domain names, copyrights, licenses, and rights with respect to the foregoing necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, domain names, licenses and other similar rights are listed on Schedule 2.7 attached hereto and made a part hereof.

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2.8          Labor Relations. Except as described on Schedule 2.8 attached hereto and made a part hereof, Borrower is not a party to any collective bargaining agreement; there are no material grievances, disputes or controversies with any union or any other organization of Borrower’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

2.9         Environmental Matters. With respect to the Borrower:

(i)           To the best of the knowledge of the Borrower, it has obtained all permits, licenses and other authorizations which are required under all Environmental Laws. To the best of the knowledge of the Borrower, each is in compliance, in all material respects, with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance, in all material respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

(ii)          Borrower has not (A) received any notice, notification, demand, request for information, citation, summons or order; or (B) has any knowledge of the issuance of any of the forgoing; or (C) any knowledge of any complaint being filed or of any penalty being assessed or any investigation or review pending or threatened by any governmental or other entity with respect to any alleged failure by any of them to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

(iii)         Other than as set forth in that certain Phase I Environmental Site Assessment Report, 89-91 East Main Street, Clinton, CT issued by HRP Associates, Inc., dated March 29, 2013, and that certain Addendum to the Environmental Site Assessment (ESA) at 89-91 East Main Street, Clinton, Connecticut, dated April 16, 2013, from HRP Associates, Inc. (collectively the “Environmental Report”), to Borrower’s actual knowledge, no oral or written notification of a release of a Hazardous Material has been filed by or against, or received by,(collectively the “Environmental Report”), no oral or written notification of a release of a Hazardous Material has been filed by or against, or received by, Borrower or Guarantor and no Property now or previously owned, leased or used by Borrower including without limitation, the Property, (the Property and any and such other properties previously owned, leased or used by any of them are collectively referred to herein as the “Properties”) is listed or proposed for listing on the Comprehensive Environmental Response, Compensation and Liability Inventory of Sites or National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state or federal list of sites requiring investigation or clean-up.

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(iv)        To the best of the knowledge of the Borrower, there are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the Properties; including without limitation, the Property, owned or leased by it, and no governmental actions have been taken or are in process which could subject any of such Properties to such liens or encumbrances or, as a result of which Borrower would be required to place any notice or restriction relating to the presence of Hazardous Materials at the Property or any of the Properties owned by it in any deed to the Property or such Properties.

(v)         Except as set forth in the Environmental Report, neither it nor, to the best knowledge of Borrower, any previous owner, tenant, occupant or user of the Property or any Properties owned, leased or used by Borrower , has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such Property, or any portion thereof, for the purpose of or in any way involving the release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, or in or about such Property, or (ii) transported or had transported any Hazardous Materials to such Property except to the extent such Hazardous Materials are used, stored, transported and disposed of in compliance with, all Environmental Laws; (iii) engaged in or permitted any operations or activities which would allow the facility to be considered a treatment, storage or disposal facility as that term is defined in 40 CFR 264 and 265, or (iv) constructed, stored or otherwise located Hazardous Materials on, under, in or about any such Property except to the extent commonly used in day-to-day operations of any such Property and, in such case, in compliance with all Environmental Laws. Further, to the best knowledge of Borrower, no Hazardous Materials have migrated from other properties upon, about or beneath the Property or any other such Properties.

(vi)         As used in this Agreement, the term “Environmental Laws” shall mean all applicable federal, state and local laws, ordinances, rules and regulations of any governmental or regulatory authority relating to health and safety or pollution or protection of the environment (collectively,), including, without limitation, those relating to (i) the transportation, storage, placement, handling, treatment, discharge, generation, manufacture, production or disposal of any asbestos or any waste, substance or material containing asbestos, any oil or petroleum products, lead paint or other material containing lead, urea formaldehyde, foam insulation, transformers or other equipment containing polychlorinated biphenyls, flammable explosives, radioactive materials and any other hazardous, toxic or dangerous waste, substance or material subject to regulation under the Clean Water Act, the Clean Air Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Resource Conservation and Recovery Act, the Superfund Amendment and Reauthorization Act, the Toxic Substances Control Act, the Occupational Safety and Health Act, Title 22a of the Connecticut General Statutes (or Environmental Laws of any other state in which the Land is located) and any other Environmental Law, now or hereafter in effect (each a “Hazardous Material” and individually or collectively, “Hazardous Materials”), and those relating to (ii) the spilling, leaking, migrating, pumping, pouring, emitting, emptying, injecting, escaping, leaching, dumping, discharging or disposing into the

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environment or existence in the water, soil or air of any Contaminant upon, in, from or affecting the Property or the Properties, whether sudden or gradual, accidental or anticipated, threatened or occurring or of any other nature.

B.            Guarantor Representations and Warranties: The Guarantor hereby represents and warrants to the Bank (which representations and warranties will survive the delivery of the Note and the making of the Loan and shall be deemed to be continuing until Loan and Note are fully paid and this Agreement is terminated) that:

2.10         Organization, Charter, Compliance with Laws, Financial and other Information.

(a)           Guarantor is duly organized and validly existing under the laws of the State of New York and is qualified and in good standing in Connecticut and in all states in which the nature of business conducted requires qualification;; and

(b)           The execution, delivery and performance of this Agreement are within Guarantor’s powers, have been duly authorized, are not in contravention of any law or any terms of Guarantor’s articles of organization, operating agreement or other governing or operating documents or any agreement or undertaking to which Guarantor is a party and will not violate any law, regulation or court order; and

(c)           All of Guarantor’s issued and outstanding membership interests are duly authorized, validly issued, fully paid and non-assessable; and

(d)           The financial statements presented by Guarantor to the Bank are true, complete and correct in all material respects and fairly present the financial condition of Guarantor as of the date of such statements and the results of its operations for the period then ended. There has been no material adverse change to Guarantor’s financial condition since the date of such financial statements ; and

(e)           Subject to any limitations stated therein or in connection therewith, all information furnished or to be furnished by the Guarantor pursuant to the terms hereof is, or will be at the time the same is furnished, accurate and complete in all material respects necessary in order to make the information furnished, in the light of the circumstances under which such information is furnished, not misleading in any material respect; and

(f)          Except as specifically disclosed to the Bank on Schedule 2.1 hereto, the Guarantor is in compliance with all laws, ordinances, rules or regulations, applicable to it, of all federal, state or municipal governmental authorities, instrumentalities or agencies including, without limitation, ERISA and OSHA.

2.11.       Subsidiaries, Affiliates. The Guarantor has no Subsidiaries or Affiliates other than those shown on Schedule 2.2 attached hereto which Schedule 2.2 sets forth the membership interests in the Guarantor, which describes in detail the relationship

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with each such entity. The Guarantor is not the record or beneficial owner of any stock, common or preferred, of any other corporation, and there are no fixed, contingent or other obligations on the part of the Guarantor to issue any additional membership interests or other equity interests.

2.12        Claims, Actions, Place of Business.

(a)           Except as disclosed in the Title Policy, no claims, including, without limitation, taxes, assessments and insurance premiums, are due and unpaid; and

(b)           Guarantor’s chief place of business are the addresses shown above and Guarantor and Guarantor shall give Bank at least thirty (30) days prior written notice of any change; and

(c)           Other than pursuant to this Agreement or as disclosed on Schedule 2.3 hereto, the Guarantor has no other indebtedness, except for accounts payable incurred in the ordinary course of its business; and

(d)           Except as specifically disclosed to the Bank on Schedule 2.3, the Guarantor, to its knowledge, is not in default of any agreement, decree, law or order to which it is a party or by which it is bound, including, without limitation, those relating to the environment; and

(e)           Except as specifically disclosed to the Bank on Schedule 2.3 hereto or in the Title Policy, no suits or actions are pending or threatened against Guarantor or affecting the Guarantor or any of its respective properties which, if adversely determined, would materially impair the assets, liabilities, financial condition or business of the Guarantor; and

(f)           Except as disclosed on Schedule 2.3, the Guarantor does not perform any work on any contracts for the United States government or any agency or subdivision thereof; and

(g)          The Guarantor is not a party to any payment or performance bonds.

(h)          The Guarantor conducts business solely through its own name and not through any trade name or style except as set forth in Schedule 2.3 hereof.

(i)           The Guarantor holds all necessary licenses, consents (governmental or otherwise), patents and trademarks as are necessary to enable Guarantor to conduct its business as presently conducted and as contemplated and all of such licenses and consents are listed on Schedule 2.3 hereto.

(j)           The Guarantor has filed all federal, state and local tax returns and other reports it is required to file by law and has paid all taxes and other charges that are due and payable;

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2.13         Validity. This Agreement, the Note and all Related Agreements (as that term is defined in Section 3.3), upon the execution and delivery thereof, will be legal, valid, binding and enforceable obligations of the Guarantor, in accordance with the terms of each.

2.14        Compliance with Government Programs. Each governmental certification, governmental agreement and contract to which Guarantor is now or hereafter may be a party is in full force and effect, has not been amended, supplemented, rescinded, revoked or assigned and does not contain any provision prohibiting the transfer of the pertinent obligor’s payment obligation thereunder from the patient to Guarantor or, to the extent permitted by law, from Guarantor to Bank to the extent contemplated hereby. Guarantor is in material compliance with the requirements of all private or governmental healthcare payment or reimbursement programs in which Guarantor participates (collectively referred to herein as “Healthcare Programs”), and all contracts and agreements relating to their “accounts” (referred to herein as the “Accounts”), as that term is defined in Article 9 of the Uniform Commercial Code, as enacted in Connecticut. All of Guarantor’s existing provider identification numbers are set forth in Schedule 2.6 attached hereto and incorporated herein. To the best of the knowledge of the Guarantor, no condition exists, and no event has occurred, which directly or indirectly, with the giving of notice or the passage of time or both, is reasonably likely to result in the suspension, revocation, impairment, forfeiture, or non-renewal of any governmental consent, license, approval or provider number which is necessary for the operation of Guarantor’s business or their participation in any Healthcare Program or any other contract or agreement relating to Accounts. Guarantor has not received any notice of any audits, investigations or other inquiries pending or threatened against the Guarantor, including, without limitation, with respect to its participation in any Healthcare Programs.

2.15       Patents and Trademarks. Guarantor owns or possesses all the patents, trademarks, service marks, trade names, domain names, copyrights, licenses, and rights with respect to the foregoing necessary for the present and planned future conduct of its business without any known conflict with the rights of others. All such patents, trademarks, service marks, trade names, copyrights, domain names, licenses and other similar rights are listed on Schedule 2.7 attached hereto and made a part hereof.

2.16        Labor Relations. Except as described on Schedule 2.8 attached hereto and made a part hereof, Guarantor is not a party to any collective bargaining agreement; there are no material grievances, disputes or controversies with any union or any other organization of Guarantor’s employees, or threats of strikes, work stoppages or any asserted pending demands for collective bargaining by any union or organization.

2.17        Environmental Matters. With respect to the Guarantor:

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(i)           To the best of the knowledge of the Guarantor , it has obtained all permits, licenses and other authorizations which are required under all Environmental Laws. To the best of the knowledge of the Guarantor, it is in compliance, in all material respects, with the terms and conditions of all such permits, licenses and authorizations, and is also in compliance, in all material respects, with all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables contained in any applicable Environmental Law or in any regulation, code, plan, order, decree, judgment, injunction, notice or demand letter issued, entered, promulgated or approved thereunder.

(ii)          Guarantor has not (A) received any notice, notification, demand, request for information, citation, summons or order; or (B) has any knowledge of the issuance of any of the forgoing; or (C) any knowledge of any complaint being filed or of any penalty being assessed or any investigation or review pending or threatened by any governmental or other entity with respect to any alleged failure by any of them to have any permit, license or authorization required in connection with the conduct of its business or with respect to any Environmental Laws, including without limitation, Environmental Laws relating to the generation, treatment, storage, recycling, transportation, disposal or release of any Hazardous Materials.

(iii)         Other than as set forth in the Environmental Report, no oral or written notification of a release of a Hazardous Material has been filed by or against, or received by, Guarantor and no Property now or previously owned, leased or used by Guarantor including without limitation, the Properties, is listed or proposed for listing on the Comprehensive Environmental Response, Compensation and Liability Inventory of Sites or National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or on any similar state or federal list of sites requiring investigation or clean-up.

(iv)         To the best of the knowledge of the Guarantor, there are no liens or encumbrances arising under or pursuant to any Environmental Laws on any of the Properties; including without limitation, the Property, owned or leased by it, and no governmental actions have been taken or are in process which could subject any of such Properties to such liens or encumbrances or, as a result of which Guarantor would be required to place any notice or restriction relating to the presence of Hazardous Materials at the Property or any of the Properties owned by it in any deed to the Property or such Properties.

(v)          Except as set forth in the Environmental Report, neither it nor, to the best knowledge of Guarantor, any previous owner, tenant, occupant or user of the Property or any Properties owned, leased or used by Guarantor, has (i) engaged in or permitted any operations or activities upon or any use or occupancy of such Property, or any portion thereof, for the purpose of or in any way involving the release, discharge, refining, dumping or disposal (whether legal or illegal, accidental or intentional) of any Hazardous Materials on, under, or in or about such Property, or (ii) transported or had transported any Hazardous Materials to such Property except to the extent such

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Hazardous Materials are used, stored, transported and disposed of in compliance with, all Environmental Laws; (iii) engaged in or permitted any operations or activities which would allow the facility to be considered a treatment, storage or disposal facility as that term is defined in 40 CFR 264 and 265, or (iv) constructed, stored or otherwise located Hazardous Materials on, under, in or about any such Property except to the extent commonly used in day-to-day operations of any such Property and, in such case, in compliance with all Environmental Laws. Further, to the best knowledge of Guarantor, no Hazardous Materials have migrated from other properties upon, about or beneath the Property or any other such Properties.

Section 3.     Conditions Precedent

The making of the Loan shall be subject to satisfaction of all of the following conditions precedent:

3.1           Approval of Bank Counsel. All legal matters incident to the transactions hereby contemplated shall be reasonably satisfactory to counsel for the Bank.

3.2           Proof of Action. The Bank shall have received certified copies of all action taken by the Borrower and Guarantor to authorize the execution and delivery of this Agreement, the Related Agreements and the Note and borrowing hereunder and such other papers as the Bank or its counsel shall reasonably request.

3.3          Related Agreements and Documents. The Borrower and the Guarantor, as applicable, shall have delivered to the Bank the various agreements and documents described under the heading “Related Agreements” in Schedule A hereto, or such agreements and documents as the Bank may require with respect to such Loan, (herein referred to as the “Related Agreements”).

3.4           No Event of Default. No event has occurred or is continuing which, pursuant to the provisions of Section 6 with the lapse of time and/or the giving of a notice as specified therein, would constitute an Event of Default.

3.5           No Material Adverse Change. There has been no material adverse change in the financial condition of the Borrower or Guarantor since the date of the latest financial statement delivered to the Bank.

3.6           Representations and Warranties. That the representations and warranties contained in Sections 2.1 through 2.17 are true and complete in all material respects, and that the Borrower and Guarantor shall have so certified to the Bank. Any request for a borrowing or request for a release of funds from the capital improvements reserve account pursuant to the Capital Improvements Pledge Agreement of even date with this Agreement, shall be deemed a certification by the Borrower and Guarantor as to the truth and accuracy of the representations and warranties contained in Sections 2.1 through 2.17 as of the date of such request, in all material respects.

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3.7           Establishment and Pledge of Reserve Account. On the date of this Agreement, Borrower and Guarantor shall create and pledge a deposit account at the Bank in an amount not less than $24,000.00 (the “Reserve Account”), as security for the payment of the Loan. Failure to maintain such Reserve Account in accordance with the terms of the Pledge Agreement shall be an immediate Event of Default under this Agreement, without any demand or notice by the Bank. The Reserve Account and pledge thereof shall be in form and content satisfactory to Bank and its counsel.

3.8           Other Conditions. Such other conditions as Bank may reasonably require as set forth in the commitment letter from Bank to Borrower and Guarantor, including, without limitation, payment of all required commitment or facility fees and loan transaction expenses, including all attorneys fees.

Section 4.     Affirmative Covenants

Each of the Borrower and Guarantor hereby covenants and agrees that, as applicable to each such party, from the date hereof until payment in full of the Loans and the Note and the termination of this Agreement, unless the Bank otherwise consents in writing, to:

4.1           Financial Statements. Deliver to the Bank

(a)            Within one hundred twenty (120) days after the close of each fiscal year, audited consolidated and consolidating financial statements of the Borrower including a balance sheet as of the close of such fiscal year and statements of income and retained earnings and source and application of funds for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year and accompanied by a report, thereon, containing an unqualified opinion of a firm of independent certified public accountants selected by the Borrower and reasonably acceptable to the Bank;

(b)           Within one hundred twenty (120) days after the close of each fiscal year, consolidated and consolidating financial statements of the Guarantor and, including a balance sheet as of the close of such fiscal year and statements of income and retained earnings and source and application of funds for the year then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding year or containing disclosure of the effect on financial position or results of operations of any change in the application of accounting principles during the year and accompanied by a review thereof in accordance with standards established by the American Institute of Certified Public Accountants and prepared by a firm of independent certified public accountants selected by the Guarantor and reasonably acceptable to the Bank provided, however. if the consolidated and consolidating financial statements of the Guarantor are not prepared

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on a fully audited basis, the Guarantor shall also be obligated to deliver to the Bank the Guarantor’s annual federal tax return within thirty (30) days after the filing thereof;

(c)           Within forty-five (45) days after close of each quarter of each fiscal year, internally prepared consolidated financial statements of the Borrower , including a balance sheet as of the close of such period and statements of income and retained earnings for that portion of the fiscal year-to-date then ended, prepared in conformity with generally accepted accounting principles, applied on a basis consistent with that of the preceding period or containing disclosure of the effect on financial position or results of operations of any change in the application of generally accepted accounting principles during the period, and certified by an officer of the Borrower as accurate, true and complete;

(d)           Within forty-five (45) days after close of each quarter of each fiscal year, internally prepared consolidated financial statements of the Guarantor, including a balance sheet as of the close of such period and statements of income and retained earnings for that portion of the fiscal year-to-date then ended, prepared on a basis consistent with that of the preceding period or containing disclosure of the effect on financial position or results of operations of any change in the application of generally accepted accounting principles during the period, and certified by an officer of the Guarantor as accurate, true and complete;

(e)           Within thirty (30) days after the close of each fiscal year of the Guarantor, a copy of its annual budget for the next succeeding fiscal year, and within fourteen (14) days after the adoption thereof, a copy of any revision to said annual budget by the Guarantor;

(f)            Together with the financial statements required above, the Bank may require from time to time a certificate of compliance executed by the authorized signatory of the Borrower or the Guarantor, as applicable, indicating that compliance with all Affirmative and Negative Covenants herein and, with respect to all financial covenants, containing calculations indicating compliance therewith;

(g)            Within thirty (30) days prior to the expiration of any hazard insurance policy, liability insurance policy and/or workers’ compensation insurance policy, a certificate of insurance evidencing the existence and continuing coverage of each such insurance policy held by the Borrower and applicable to the Property and held by the Guarantor and applicable to the assisted living facility it operated on the Property and each in amounts satisfactory to the Bank; [note – this will be needed annually and is a regulatory requirement applicable to the Bank]

(h)            Promptly upon becoming aware of any Event of Default, or any occurrence but for the giving of notice or the passage of time would constitute an Event of Default, but in any event within five (5) days thereof, the Borrower and Guarantor, as applicable, shall notify the Bank thereof in writing; and

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(i)            Promptly upon the Bank’s written request, such other information about the financial condition and operations of the Borrower or Guarantor, as the Bank may, from time to time, reasonably request, including but not limited to, occupancy reports

4.2          General Affirmative Covenants. Borrower and Guarantor shall:

(a)            Promptly advise the Bank of the commencement of litigation or a receipt of a threat of litigation, including arbitration proceedings and any proceedings before any governmental agency, which might have a material adverse effect upon the condition, (financial, operating or otherwise,) of the Borrower or Guarantor, as applicable, or where the amount involved is $100,000.00 or more unless an insurance company has agreed to accept responsibility for the claim under a policy of insurance and has agreed to assume the defense of the litigation or proceeding;

(b)         Promptly advise the Bank of the commencement of litigation or a receipt of a threat of litigation or other claim, including arbitration proceedings and any proceedings before any governmental agency, or which involves any claim or controversy with respect to any membership interest in the Borrower or Guarantor, as applicable;

(c)          Continue to conduct its business consistent with the manner in which it is presently conducted;

(d)          Maintain its existence and pay all taxes before the same become delinquent;

(e)          Notify the Bank of any event causing material loss or unusual depreciation in any material asset and the amount of same;

(f)           Comply with all laws, ordinances, rules or regulations, applicable to it, of all federal, state or municipal governmental authorities, instrumentalities or agencies including, without limitation, the Employee Retirement Income Security Act of 1974, as amended, the United States Occupational Safety and Health Act of 1970, as amended, the Environmental Laws, the laws and regulations relating to the Healthcare Programs and all federal, state, county and municipal laws, ordinances, rules and regulations relating to the environment or the employment of labor, as such may be amended; and

(g)           Give prompt written notice to Bank (but in any event within fifteen (15) days) of its knowledge thereof:

(i)           any material dispute that may arise with any governmental regulatory body or law enforcement;

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(ii)         any labor controversy resulting or reasonably likely to result in a strike or work stoppage;

(iii)        any proposal by any public authority to acquire any asset or all or any portion of its business;

(iv)         any proposed or actual change to its name, trade names, identities or corporate structure;

(v)         any change in its place of business or the location of assets from its present place of business and/or locations; or

(vi)        any other matter which has resulted or is reasonably likely to result in a material adverse change in its financial condition or operations;

(h)       Keep its properties insured against fire and other hazards (so called “All Risk” coverage) in amounts and with companies satisfactory to the Bank to the same extent and covering such risks as is customary in the same or a similar business, but in no event in an amount less than the lesser of (i) the total indebtedness or (ii) the amount necessary to avoid any co-insurance penalty which policies shall name the Bank as mortgagee and loss payee as its interest may appear. Such All Risk property insurance coverage shall provide for a minimum of thirty (30) days’ written cancellation notice to the Bank;

(i)         Maintain public liability coverage against claims for personal injuries, death or property damage in an amount deemed reasonable by the Bank, which policy shall name the Bank as an additional insured;

(j)         Maintain, or cause to be maintained, all worker’s compensation, employment or similar insurance as may be required by applicable law;

(k)        Deliver copies of all insurance policies to the Bank and in the event of any loss or damage to the Collateral, give immediate written notice to the Bank and to its insurers of such loss or damage and shall promptly file its proofs of loss with said insurers. By their signatures hereon, each of the Borrower and Guarantor, as applicable, hereby irrevocably appoints the Bank to act as its attorney-in-fact for the in making, adjusting and settling claims under such policies of insurance or endorsing its name on any drafts drawn by insurers of the Collateral (as defined in the Security Agreements executed by each of the Borrower and Guarantor which are a part of the Related Agreements) or any other document to effect collection. Each of the Borrower and Guarantor hereby jointly and severally, indemnifies the Bank against any loss or damage to Collateral not insured by Borrower or Guarantor, as applicable, and for any deficiency in any effective insurance coverage required to be maintained by Borrower or Guarantor, as applicable, pursuant to this Loan Agreement or any Related Agreement, which indemnification obligation shall constitute part of the Obligations, as defined in the

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Security Agreements executed by the Borrower and Guarantor which are a part of the Related Agreements;

(l)          Permit the Bank to enter its premises and inspect and to make copies of its books and records upon reasonable notice during normal business hours;

(m)         Maintain all operating accounts of the Guarantor at the Bank and comply with all of the terms of any agreement governing any such accounts; and

(n)        The Guarantor shall maintain or cause all health care professionals and physicians employed to maintain at all times (i) malpractice insurance for each such health care professional and physician employed by the Guarantor (ii) all licenses required to practice medicine in the State of Connecticut and (iii) accreditation with at least one of the managed care companies, issuers of indemnity contracts and other third party payors listed on Schedule 4.2.

4.3          Pledge of Reserve Account. The Reserve Account shall be pledged and maintained at all times at the Bank in an amount not less than $24,000.00, as security for the payment of the Loan, with no attachment, execution, lien or claim to such deposit account by any other party;; and

4.4         Additional Health Care Covenants. Borrower and Guarantor shall:

(a)         keep adequate records and books of account with respect to its business activities in which proper entries are made in accordance with GAAP reflecting all its financial transactions, including proper records as to all Accounts and the pertinent service dates, billing dates and aggregate billed and unbilled Accounts and the collection rates with respect to Accounts; and, cause to be prepared and furnished to Bank the following (all to be kept and prepared in accordance with GAAP consistently applied, unless its certified public accountants concur in any changes therein and such changes are disclosed to Bank and are consistent with then generally accepted accounting principles):

(i)         promptly after the sending, filing or receiving thereof, as the case may be, copies of any reports that are sent or received from any governmental agency or authority or to any of its members or equity holders, including any regular, periodic and special reports, cost reports, audits or registration statements; and

(ii)        such other data and information (financial and otherwise) as Bank, from time to time, may reasonably request, bearing upon or related to the Collateral or the Borrower’s or Guarantor’s financial condition and/or results of operations;

(b)          notify Bank in writing:

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(i)          promptly upon receipt of notice thereof, of any pending or threatened litigation affecting Borrower or Guarantor, whether or not the claim is considered by Borrower or such Guarantor to be covered by insurance, and of the institution of any suit or administrative proceeding or any governmental audit, which may materially and adversely affect Borrower’s or Guarantor’s operations, financial condition or business or Bank’s security interest in the Collateral; and

(ii)           promptly upon learning thereof, of any labor dispute to which Borrower or Guarantor may become a party, any strikes or walkouts relating to any officer or other facilities, and the expiration of any labor contract to which Borrower or Guarantor is a party or by which Borrower or Guarantor is bound;

(c)          file all federal, state and local tax returns and other reports Borrower or Guarantor is required by law to file, maintain adequate reserves for the payment of all taxes, assessments, governmental charges and levies imposed upon it, its income or its profits, or upon the Property or any Properties or assets belonging to it, and pay and discharge all such taxes, assessments, governmental charges and levies prior to the date on which penalties attach thereto, except where the same are being contested in good faith by appropriate proceedings and provided that in such event reserves satisfactory to the Bank (whether book, cash or otherwise) shall have been established with respect to each such claim being contested; and

(d)         comply, in all material respects, with all laws, ordinances, governmental rules and regulations to which it is subject, including, without limitation, with respect to public health, quality assurance or Environmental Law; comply, in all material respects, and shall obtain and maintain each license, permit, provider number, franchise or other governmental authorization necessary to the ownership of the Property of its assets or properties or to the conduct of its business, the failure of which to obtain and maintain could reasonably materially and adversely affect the business, prospects, profits, Properties or condition (financial or otherwise) of Borrower or the Guarantor, and, specifically addition, the Guarantor shall comply, in all material respects, with all laws, ordinances, governmental rules and regulations with respect to its status or operations as a healthcare facility, a health care provider or institution and with all Healthcare Programs and all contracts relating thereto or monies due thereunder, including without limitation maintaining full eligibility to participate therein and to seek reimbursement through such programs and shall obtain and maintain each license, permit, provider number, franchise or other governmental authorization necessary to continue its business as presently conducted or contemplated;

4.5           Corrective Actions. The Borrower and Guarantor, in consideration of Bank entering into the making of any Loan to Borrower and disbursing the proceeds thereof, hereby, jointly and severally agree that, if requested by the Bank or other holder of any Note evidencing any Loan, any guaranty agreement or other evidence of indebtedness resulting from or contemplated in said Loan or Note, to promptly execute and fully

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cooperate in adjusting for clerical errors set forth in, the Note, the Loan or the Related Agreements as deemed necessary or desirable in the reasonable discretion of Bank or such holder. Failure by the Borrower or Guarantor to promptly comply with any such request, but in any event within five (5) business days or the making of any such request shall constitute an Event of Default hereunder and under each Related Agreement.

Section 5.     Negative Covenants

Each of the Borrower and Guarantor covenants and agrees that, until payment is made in full of the Loan and the Note and the performance of all of its other obligations hereunder, unless the Bank otherwise consents in writing:

5.1           Restrictions. Neither the Borrower nor Guarantor shall:

(a)            Incur or permit to exist any liens or other encumbrances on any of its assets except (i) in favor of Bank, (ii) pledges or deposits in connection with or to secure worker’s compensation, unemployment insurance, pensions, or other employee benefits; (iii) liens or encumbrances on the Property permitted by the Bank as “Permitted Encumbrances” under the Bank’s mortgage on the Property or as set forth on Schedule 5.1(a) under the heading “Permitted Liens and Leases”; and/or (iv) tax liens which are being contested in good faith and against which the Borrower or Guarantor, as applicable, has maintained reserves (bond, cash, book or otherwise) satisfactory to the Bank, nor shall the Borrower nor Guarantor make or enter into any contract or agreement with any other lender, entity or third party the effect of which is to restrict the Borrower from granting a security interest to the Bank or otherwise creating a lien or encumbrance on any of its assets in favor of the Bank; or

(b)         Merge, consolidate, acquire any other business or material assets, other than in the ordinary course of business as presently conducted, or dispose of any material asset; or

(c)          Suffer to exist any indebtedness or obligation for borrowed money or issue any guaranties of the obligations of any other person or entity except for (i) the Loan, and (ii) trade payables incurred in the ordinary course of its business; or

(d)          Suffer to exist any judgment against it or any of its assets or any of its membership interests that is not subject to a mandatory stay, or bonded, pending appeal; or

(e)           Form or dispose of any Subsidiary or Affiliate; or

(f)          With respect to ERISA, engage in any “prohibited transaction”, incur any “accumulated funding deficiency”, terminate any pension plan so as to create any lien on any of its assets, or otherwise not be in full compliance therewith; or

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(g)          Guarantee, become obligated to pay or otherwise assure any obligation of any other party; or

(h)          Issue, sell, redeem or repurchase any of its membership interests or make any distribution or pay any indebtedness owing by it to any of its members, subsidiaries, affiliates or other holders of equity interests or debentures, except as specifically permitted by the Bank in writing, provided, however, that so long as no event of default has occurred, transfers of membership interests may be made as follows:

(1)          by Stephan Bowman and/or Mark Franchione may make transfers to other members of Guarantor, family members of members of Guarantor, provided that such transfers do not exceed 49% of the aggregate initial holdings and are made to trusts or entities created for the benefit of members of Guarantor or their family members for tax and estate planning and that Stephan Bowman and Mark Franchione retain actual voting control of all of the voting interests of each such entity created by them; and

(2)          by NorthStar Realty Healthcare, LLC (’NRH”), as the owner of all of the membership interests of the Borrower, shall be permitted, without the consent of the Bank, but following written notification to the Bank, to transfer its ownership interests in the Borrower in favor of (i) NorthStar Healthcare Income, Inc, a Maryland corporation, a public non-traded real estate investment trust (“NHI”), or (ii) any Affiliate of NorthStar Realty Finance Corp., a Maryland corporation. There are no restrictions on the ability of NRH to transfer its ownership interests in other entities (other than the Borrower) to NHI; and

(3)          the Borrower shall have the right to make distributions to its members so long as no Event of Default has occurred hereunder provided (a) such written request shall be accompanied by a certificate of the manager of the Borrower and/or the Guarantor, as the case may be, certifying that no default has occurred, both before the making of any such distribution and after giving effect thereto, and, in addition, showing the calculations that prove compliance with Sections 5.2 and 5.3 hereof, both before the making of any such distribution and after giving effect to such distribution and (b) the prior written consent of the Bank has been issued (which may be based upon, among other things, the Bank’s concurrence with the facts and calculations in the certificate), which consent will be deemed to have been given after seven (7) Business Days after the date of the submission of the request provided such request is accompanied by the fully completed certificate from the Borrower or the Guarantor, as the case may be; and

(4)           the Guarantor shall have the right to make distributions to its members so long as no Event of Default has occurred and remains uncured within the time limits, if any, provided therefor; or

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(i)           Except as provided in 5.1(h) hereof, make any change in its management of the Guarantor (whether of the manager(s) or members of the limited liability company) or of any of the members or the senior management of the Guarantor or in the Management Contract with PHMC of CT, LLC, a New York limited liability company, without the prior written consent of Bank, which consent shall not be unreasonably withheld or delayed; or

(j)           Change its name or its principal place of business from that set forth above or change the nature of its business from that conducted on the date hereof; or

(k)          Make or consent to a change in the membership or other ownership interests in the Borrower or Guarantor, except as permitted in Section 5.1 (h) hereof or in the method of accounting for any of them (including, without limitation, the basis of application of generally accepted accounting principles) or in its tax elections under the Internal Revenue Code, as applicable; or

(l)           Make any payment on any indebtedness subordinated to the Bank, if any, in violation of any subordination agreement or other agreement relating thereto.

5.2           Average Occupancy Rate. The Guarantor shall not permit the Average Occupancy Rate to be less than eighty-seven and one-half percent (87.5%). “Average Occupancy Rate” shall mean, for each period measured, the quotient, expressed as a percentage, of the “average resident count” divided by the total number of occupied beds in the assisted living facility on the Property; and the term “average resident count” means, for each period measured, the quotient of the total number of residents living in the assisted living facility on the Property for each day of the period measured divided by the total number of days in such period measured. The Bank shall test Borrower’s compliance under this subsection quarterly, calculated on a year to date basis, commencing June 30, 2013 and at the end of each fiscal quarter thereafter until December 31, 2013 and commencing December 31, 2013, the Bank shall test Borrower’s compliance quarterly but the calculation shall then be based on the prior four (4) fiscal quarters, provided, however, the Bank may test compliance at any time if the Bank reasonably believes that an Event of Default has otherwise occurred or if an event has occurred that with the giving of a notice or the lapse of time would constitute such an Event of Default.

5.3           Debt Service Coverage Ratio. The Borrower shall not permit its Debt Service Coverage Ratio to fall below 1.25 to 1.0 at any time, as determined in accordance with generally accepted accounting principles consistently applied. “Debt Service Coverage Ratio” shall mean, for any period, a ratio in which (a) the numerator is the pre-tax “net rental income” for the applicable period less all distributions for such period and (b) the denominator is the total principal amount due for the applicable period, whether or not paid, plus the total amount of interest due for the applicable period, whether or not paid; and in calculating “net rental income”, extraordinary and/or non-recurring income and expenses shall be excluded. The Bank shall test Borrower’s compliance under this subsection quarterly, calculated on a year to date basis,

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commencing September 30, 2013 and as at the end of each fiscal quarter thereafter until September 30, 2014 and commencing September 30, 2014 the Bank shall test Borrower’s compliance quarterly but the calculation shall then be based on the prior four (4) fiscal quarters, provided, however, the Bank may test compliance at any time if the Bank reasonably believes that an Event of Default has otherwise occurred or if an event has occurred that with the giving of a notice or the lapse of time would constitute such an Event of Default. The Borrower shall have the right to cure any default with respect to this covenant once during the life of the Loan, provided the Borrower shall complied with Section 4.1(f) hereof and the Bank concurs that the action taken cures the default under this Section 5.3.

5.4           Transactions with Subsidiaries and Affiliates. Neither Borrower nor Guarantor shall enter into, or be a party to, any transaction with any Subsidiary or Affiliate (including, without limitation, transactions involving the purchase, sale or exchange of property, the rendering of services or the sale of stock, membership interests or other interests) except in the ordinary course of business pursuant to the reasonable requirements of the Borrower or such Guarantor and upon fair and reasonable terms no less favorable to the Borrower or such Guarantor than said entity would obtain in a comparable arm’s-length transaction with a person other than a Subsidiary or an Affiliate.

Section 6.     Defaults, Remedies

6.1           Defaults. Any or all of the loans, notes or other indebtedness of the Borrower shall, at the sole option of Bank, and notwithstanding any inconsistent provision in any note or other instrument evidencing, governing, guarantying or securing any loans, be immediately due and payable, without notice or demand, upon the occurrence of any of the following, (herein “Events of Default”):

(a)           (i) Failure by the Borrower to make due payment of the principal of or interest on the Note prior to the same becoming delinquent in accordance with the terms thereof, or (ii) failure by the Borrower beyond any applicable grace period with respect thereto to make due payment of any other loans or other indebtedness, if any, due to the Bank prior to the same becoming delinquent in accordance with the terms thereof, or (iii) failure by the Borrower beyond any applicable grace period with respect thereto to make due payment of any other fee or liability, whether direct of contingent (under guaranty agreements, reimbursement agreements, interest rate protection agreements, account agreements or otherwise) owing by the Borrower to the Bank, whether now existing or hereinafter incurred, whether direct or contingent, or (iv) failure by the Borrower or Guarantor beyond any applicable grace period with respect thereto to pay any other amount due to the Bank, including, without limitation, items which are returned, reversed, refunded or charged back for insufficient funds or for any other reason to any account of the Borrower at the Bank; or

(b)          Failure of Borrower or Guarantor beyond any applicable grace period with respect thereto to perform any covenant, act, duty or obligation, as required by this

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Agreement, any Related Agreement or the occurrence of any act restricted by this Agreement, any Related Agreement or any other agreement between Borrower or Guarantor and the Bank beyond any grace period provided therefor, or, if no such grace period is specifically provided, then within 30 days following such failure provided that the Borrower or Guarantor, as the case may be, has complied with the provisions of Section 4.1 (h) hereof; or

(c)           If any representation and/or warranty made by the Borrower or Guarantor to the Bank shall be untrue in any material respect when or as of the date made; or

(d)           Failure beyond any applicable grace period with respect thereto of Borrower or Guarantor to furnish financial information or to permit the inspection of books or record; or

(e)           Any of the following: (i) Uninsured loss, or unauthorized sale of or encumbrance on, any material property of the Borrower or Guarantor or (ii) the issuance of any judgment not being appealed or otherwise stayed within thirty (30) days after rendered or any levy, seizure garnishment or injunction upon or against the Borrower or Guarantor or any property of, or any membership interest in, the Borrower or Guarantor, or (iii) any attachment or foreign attachment upon or against the Borrower or Guarantor or any membership interest in the Borrower or Guarantor or in any of their property that is not removed by bond or otherwise released within thirty (30) days after the Borrower has received notice thereof; or

(f)          The Borrower or Guarantor shall (i) apply for or consent to the appointment of a receiver, trustee or liquidator of all or a substantial part of any of its assets; (ii) be unable, or admit in writing its inability, to pay its debts as they mature; (iii) file or consent to the filing of any petition, case, arrangement, reorganization, or the like under any insolvency or bankruptcy law, or the adjudication of it as a bankrupt, or the making of an assignment for the benefit of creditors or the consenting to any form of arrangement for the satisfaction, settlement or delay of debt or the appointment of a receiver for all or any part of its properties; or (iv) any action shall be taken by the Borrower or Guarantor for the purpose of effecting any of the foregoing; or

(g)           An order, judgment or decree shall be entered, or a case shall be commenced, against the Borrower or Guarantor, without the application, approval or consent of the Borrower or Guarantor by any court of competent jurisdiction, approving a petition or permitting the commencement of a case seeking reorganization or liquidation of the Borrower or Guarantor or appointing a receiver, trustee or liquidator of the Borrower or Guarantor or of all or a substantial part of the assets of the Borrower or Guarantor, and Borrower or Guarantor, by any act, indicates its approval thereof, consent thereto, or acquiescence therein, or such order, judgment, decree or case shall continue unstayed (by appeal or otherwise) and in effect for any period of sixty (60) consecutive days; or

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(h)           The failure by the Borrower or Guarantor to pay its debts as they mature or where the fair market value of its assets is not in excess of its liabilities, or the business failure, appointment of a receiver, trustee, custodian or similar fiduciary, assignment for the benefit of creditors by or against Borrower or Guarantor or the making by either Borrower or Guarantor of any offer of settlement, extension or composition to their respective unsecured creditors generally; or

(i)            If the Borrower or Guarantor shall dissolve or liquidate, or be dissolved or liquidated, or cease to legally exist, or merge or consolidate, or be merged or consolidated with or into any other entity or corporation; or

(j)            Failure by the Borrower or by Guarantor to pay any other indebtedness or obligation as and when due, or if any such other indebtedness or obligation shall be accelerated, or if there exists any event of default under any instrument, document or agreement governing, evidencing or securing such other indebtedness or obligation or which may cause the loss by the Borrower or Guarantor of any material right, including, without limitation, any restriction in the Assisted Living Services Agency license of the Guarantor or other restriction that would prevent it from operating the facility at 91 East Main Street, Clinton, CT; or

(k)           If, at any time, the Bank believes in good faith that there is a material change in the condition or affairs (financial or otherwise) of the Borrower or Guarantor that materially impairs the Bank’s security or materially increases its risk.

(l)          If the Borrower or Guarantor ceases to conduct its business as now conducted or is enjoined, restrained or in any way prevented by court, governmental or administrative order from conducting all or any material part of its business affairs; or

(m)          Without the prior written permission of Bank, any owner of any membership interest in the Borrower or in Guarantor pledges, hypothecates or otherwise grants a security interest, or other lien, whether voluntary or involuntary, to any party in said membership interest, except as otherwise permitted under this Agreement.

6.2           Remedies. Upon the occurrence of any Event of Default, the Bank may declare the then outstanding principal balance and all interest accrued on the Note and all applicable penalties and surcharges and the Loan and all other indebtedness or liabilities of the Borrower and/or the Guarantor to the Bank, if any, to be forthwith due and payable, whereupon the same shall become forthwith due and payable, all of the foregoing without presentment or demand for payment, notice of nonpayment, protest or any other notice or demand of any kind, all of which are expressly waived by the Borrower and by Guarantor. Further, the Bank may exercise any and all remedies available to it hereunder, under any Related Agreement, under law or at equity, without any additional notice or demand of any kind. The exercise of any remedy shall not preclude the exercise of any other remedy, all of which may be exercised at any time.

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6.3           Allocation of Payments. After the occurrence of an Event of Default, Borrower and Guarantor and any other surety hereby agrees and acknowledges that the Bank may apply and reapply any and all payments received by the Bank against any indebtedness hereunder, under the Note or under any Related Agreement owing by Borrower or by Guarantor or other surety in such order as the Bank may elect, in its sole discretion, notwithstanding any direction as to such application by the Borrower, such Guarantor or other surety or by any trustee in bankruptcy or other representative of such party.

Section 7.     Miscellaneous

7.1           Waivers.

(a)           Borrower and Guarantor hereby waives presentment, demand, notice, protest, notice of acceptance of this Agreement, notice of loans made, credit extended, collateral received or delivered or other action taken in reliance hereon and all other demands and notices of any description (other than the notices expressly required by this Agreement or any of the Related Agreements).

(b)           With respect to this Agreement, the Note, the Related Agreements, the Loan and any Collateral, the Borrower and Guarantor assents to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of the collateral securing the Note or the Loan, to the addition or release of any party or person primarily or secondarily liable, to the acceptance of partial payments thereon and the settlement, compromising or adjusting of any thereof, all in such manner and at such time or times as the Bank may deem advisable.

(c)           The Bank shall not be deemed to have waived any of its rights upon or under the Loan or the Note unless such waiver be in writing and signed by the Bank. No delay or omission on the part of the Bank in exercising any right shall operate as a waiver of such right or any other right. A waiver on any one occasion shall not be construed as a bar to or waiver of any right on any future occasion.

(d)           All rights and remedies of the Bank with respect to this Agreement, the Note, the Loan, any collateral securing the Note or the Loan, whether evidenced hereby or by any other agreement instrument or document, shall be cumulative and may be exercised singularly or concurrently.

(e)            THE BANK, THE BORROWER AND GUARANTOR HEREBY IRREVOCABLY WAIVE ALL RIGHT TO A TRIAL BY JURY IN ANY PROCEEDING HEREAFTER INSTITUTED BY OR AGAINST THE BORROWER IN RESPECT OF THIS AGREEMENT, THE NOTE OR ANY RELATED AGREEMENT.

(f)            THE BORROWER AND GUARANTOR HEREBY ACKNOWLEDGE THAT THE TRANSACTION OF WHICH THIS AGREEMENT IS A

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PART IS A COMMERCIAL TRANSACTION, AND EACH HEREBY WAIVES ITS RIGHT TO NOTICE AND HEARING UNDER CHAPTER 903a OF THE CONNECTICUT GENERAL STATUTES, OR AS OTHERWISE ALLOWED BY ANY STATE OR FEDERAL LAW WITH RESPECT TO ANY PREJUDGMENT REMEDY WHICH BANK OR ITS SUCCESSORS OR ASSIGNS MAY DESIRE TO USE.

(g)          (i)            The Borrower hereby gives Bank a lien and right of setoff for all its indebtedness or liabilities due to the Bank or any affiliate of Webster Financial Corporation upon and against all the deposits, credits, collateral and property of Borrower, now or hereafter in the possession, custody, safekeeping or control of Bank or any affiliate of Webster Financial Corporation or in transit to any of them. Bank may, upon the occurrence of an Event of Default hereunder or the occurrence of any event which with the giving of a notice or the lapse of time would constitute and Event of Default, apply or set-off the same, or any part thereof, to any Loan of Borrower, even though unmatured.

           (ii)      The Guarantor hereby gives Bank a lien and right of setoff for all its indebtedness or liabilities due to the Bank or any affiliate of Webster Financial Corporation upon and against all the deposits, credits, collateral and property of Guarantor, now or hereafter in the possession, custody, safekeeping or control of Bank or any affiliate of Webster Financial Corporation or in transit to any of them. Bank may, upon the occurrence of an Event of Default hereunder or the occurrence of any event which with the giving of a notice or the lapse of time would constitute and Event of Default, apply or set-off the same, or any part thereof, to any Loan of the Guarantor, even though unmatured.

(h)          The Borrower and Guarantor hereby agree that Bank shall have the right at any time and from time to time to verify credit information supplied by the Borrower and/or Guarantor.

7.2          Notices. All notices, requests or demands to or upon a party to this Agreement shall be given or made by the other party hereto in writing. Any notice to any party shall be deemed to have been given if mailed, by certified or registered mail, postage prepaid, return receipt requested, or if delivered by nationally recognized, overnight air courier service, return receipt requested, charges prepaid, to the Borrower or Guarantor at the address appearing in the first paragraph of this Agreement, or at such other address as such party shall have specified by notice to the other party.

Any notice to the Bank shall in addition, be mailed to:

Webster Bank, National Association

CityPlace II,

185 Asylum Street

Hartford, Connecticut 06103

Attention: Manager, Health Care Division

with a copy to

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Webster Bank, National Association

145 Bank Street

Waterbury, Connecticut 06702

Attention: General Counsel

Any notice to the Borrower shall in addition, be mailed to:

NorthStar Realty Healthcare, LLC

2 Bethesda Metro Center, Suite 1300

Bethesda, MD 20814

Attn: Doug Bath, Chief Investment Officer

and to

Arent Fox LLP

1717 K Street, N.W.

Washington, DC 20036-5342

Attn: Kimberly Wachen, Esq.

Fax: (202) 857-6395

No other method of giving any notice, request or demand is hereby precluded.

7.3           Expenses. The Borrower and Guarantor will pay all expenses arising out of the preparation, administration, amendment, protection, collection and/or other enforcement of this Agreement, the Related Agreements, any Collateral now or hereafter pledged or granted to secure the Loan or security interest granted thereunder and the Note (including, without limitation, reasonable counsels’ fees).

7.4           Compliance. The determination of the compliance by the Borrower and Guarantor with all covenants contained in this Agreement or the Note shall be based on the application of generally accepted accounting principles employed as of the date of this Agreement unless otherwise subsequently and specifically agreed to in writing by the Bank.

7.5           Stamp Tax. The Borrower will pay any stamp or other tax which becomes payable in respect of the Note, this Agreement or the Related Agreements.

7.6           Definitions. If used herein (a) the term “Prime Rate” shall mean the rate announced from time to time by the Bank as its Prime Rate and does not necessarily represent the lowest or best rate being charged to any customer. If the Prime Rate shall be discontinued or does not reflect the cost of funds of the Bank or for any other reason shall not be available for determining the Prime Rate, then the Bank shall select a substitute method of determining the Prime Rate and shall notify the Borrower and the Guarantor of such selection, which method shall, in Bank’s estimation, yield a rate of return to the Bank substantially equivalent to the rate of return that the Bank would have expected to receive if the Prime Rate still had been available for that purpose; (b) the term “Subsidiary” shall mean any corporation or other entity, a majority of whose

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outstanding stock having ordinary voting powers for the election of directors or other membership or equity interests having ordinary voting powers, shall at any time be owned or controlled by the Borrower, Guarantor or one or more of its respective Subsidiaries; (c) the term “Guarantor” shall mean Peregrine Way of CT, LLC and any other present or future guarantor, endorser or surety of any obligation of the Borrower or Guarantor to the Bank; (d) the term “Affiliate” shall mean any person, or corporation which directly or indirectly controls, or is controlled by, or is under common control with the Borrower or Guarantor, as applicable,; and (e) “Collateral” shall mean any and all collateral now or hereafter existing or pledged or granted to Bank by the Borrower and/or Guarantor to secure the Note or the Loan or any other indebtedness of the Borrower or Guarantor to the Bank or any guaranty, endorsement of, or other suretyship arrangement with respect to any Note, Loan or other indebtedness of the Borrower or Guarantor to the Bank. For purposes of Section 7.6(d) hereof, control shall be deemed to exist if any person, entity or corporation, or combination thereof shall have possession, directly or indirectly, of the power to direct the management or policies of the Borrower or of any person, entity, or corporation who would not otherwise be deemed an Affiliate hereunder and shall include any holder or group of holders possessing 5% or more of any stock or other interest in the Borrower or any Affiliate and in any person, entity or corporation, whether such holding is direct or indirect.

7.7           Schedules and Exhibits. Schedule A, Schedule 2.1, Schedule2.2, Schedule 2.3, Schedule 2.6, Schedule 2.7, Schedule 2.8, Schedule 4.2 Schedule 5.1(a) and Schedule 5.1(d) and any other Schedule and Exhibit which is attached hereto is and shall constitute a part of this Agreement.

7.8           Connecticut Law. This Agreement, the Note, the Related Agreements and any other agreement or documents relating thereto and the rights and obligations of the parties hereunder and thereunder shall be construed and interpreted in accordance with the law of Connecticut. The Borrower and Guarantor hereby acknowledge that the underlying transactions to which this Agreement and the Related Agreements relate concerns the making, now or in the future of loans and advances to the Borrower and that said obligations of the Borrower and Guarantor are primarily to be performed in the State of Connecticut. The Borrower and Guarantor agrees that the execution of this Agreement and the Related Agreements and the rights and obligations of the parties hereunder and thereunder shall be deemed to have a Connecticut situs and the Borrower and Guarantor shall be subject to the personal jurisdiction of the courts of the State of Connecticut with respect to any action the Bank, its successors or assigns, may commence hereunder. Accordingly, the Borrower and Guarantor hereby specifically and irrevocably consents to the jurisdiction of the courts of the State of Connecticut with respect to all matters concerning this Agreement, the Related Agreements, the Note or the enforcement of any of the foregoing.

7.9           Survival of Representations. All representations, warranties, covenants and agreements herein contained or made in writing in connection with this Agreement and the security interests and rights herein contained shall survive the execution and delivery of the Note, shall continue in full force and effect until all amounts payable on

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account of the Note, the Loan, the Related Agreements and this Agreement shall have been paid in full and this Agreement has been terminated.

7.10         Severability. If any provision of this Agreement is invalid or unenforceable under applicable law, such provision is and will be totally ineffective to that extent, but the remaining provisions of this Agreement shall be unaffected.

7.11         Modifications. Any modification, consent or waiver of any provision of this Agreement shall be at the sole discretion of the party granting the same. No modification or amendment hereof or consent to the breach of any term hereof shall be effective unless same shall be in writing and signed by the parties hereto. A facsimile signature of any party hereto shall be deemed to be effective as an original signature of such party.

7.12       Replacement Notes. Upon receipt of an affidavit of an officer of Bank as to the loss, theft, destruction or mutilation of the Note or any other security document which is not of public record, and, in the case of any such loss, theft, destruction or mutilation, upon surrender and cancellation of such Note or other security document, Borrower will issue, in lieu thereof, a replacement Note or other security document in the same principal amount thereof and otherwise of like tenor.

7.13        Successors and Assigns. Sales and Participations.

(a)           This Agreement shall be binding upon and shall inure to the benefit of the Borrower, the Bank and their respective successors and assigns.

(b)           The Bank shall have the unrestricted right at any time or from time to time, and without Borrower’s or Guarantor’s consent, to assign all or any portion of its rights and obligations hereunder to one or more banks or other financial institutions (each an “Assignee”), and Borrower and Guarantor agrees that it shall execute, or cause to be executed, such documents, including without limitation, amendments to this Agreement and to any other documents (without any substantive changes therein), instruments and agreements executed in connection herewith as Bank shall deem necessary to effect the foregoing. In addition, at the request of Bank and any such Assignee, Borrower shall issue one or more new promissory notes, as applicable, to any such Assignee and, if Bank has retained any of its rights and obligations hereunder following such assignment, to Bank, which new promissory notes shall be issued in replacement of, but not in discharge of, the liability evidenced by the promissory note held by Bank prior to such assignment and shall reflect the amount of the respective commitments and loans held by such assignment and shall reflect the amount of the respective commitments and loans held by such Assignee and Bank after giving effect to such assignment. Upon the execution and delivery of appropriate assignment documentation, amendments and any other documentation required by Bank in connection with such assignment, and the payment by Assignee of the purchase price agreed to by Bank, and such Assignee, such Assignee shall be a party to this Agreement and shall have all of the rights and obligations of Bank hereunder (and under any and all other guaranties,

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documents, instruments and agreements executed in connection herewith) to the extent that such rights and obligations have been assigned by Bank pursuant to the assignment documentation between Bank and such Assignee, and Bank shall be released from its obligations hereunder and thereunder to a corresponding extent. The Borrower shall not be charged any expense incurred by the Bank with respect to any such assignment. The Bank shall indemnify the Borrower for any payment required to be made by the Borrower by a court of competent jurisdiction as a result of the presentment of the original promissory note for payment, provided that the Bank is afforded the right to contest and defend any such action or suit.

(c)           Bank shall have the unrestricted right at any time and from time to time, and without the consent of or notice of Borrower or Guarantor, to grant to one or more banks or other financial institutions (each, a “Participant”) participating interests in Bank’s obligation to lend hereunder and/or any or all of the loans held by Bank hereunder. In the event of any such grant by Bank of a participating interest to a Participant, whether or not upon notice to Borrower, Bank shall remain responsible for the performance of its obligations hereunder and Borrower shall continue to deal solely and directly with Bank in connection with Bank’s rights and obligations hereunder. In furtherance of the foregoing, Bank may furnish any information concerning Borrower in its possession from time to time to prospective Assignees and Participants, provided that Bank shall require any such prospective Assignee or Participant to agree in writing to maintain the confidentiality of such information.

7.14         Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument.

7.15         Joint and Several Liability. This Agreement shall bind jointly and severally the Borrower and Guarantor and their respective personal representatives, heirs, successors and assigns.

7.16          Exculpation. Notwithstanding anything to the contrary herein, no direct or indirect member, shareholder, partner, principal, affiliate, officer, director agent or representative of any of the Borrower or Guarantor, shall have any personal liability for the repayment of the Note or other amounts payable under this Agreement or any Related Agreement and no judgment shall be sought, obtained or enforced against any such person with respect thereto.

7.17          Counterparts, Electronic Communications. (a) This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original and all of which when taken together shall constitute but one and the same instrument; and

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(b)          The Bank and the Borrower hereby agree to the conduct of transactions by electronic means and that each hereby agrees that each will accept “electronic signatures” (as defined in the Connecticut Uniform Electronic Transactions Act – Chapter 15 of the Connecticut General Statutes) on all notices, certificates and communications as original signatures and entitled to full recognition as original signatures.

7.18        Patriot Act Notice. The Bank hereby notifies the Borrower and Guarantor that it is subject to the U.S.A. Patriot Act (Title 111 of PUB. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”) and that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies the Borrower and other information that will allow the Bank to identify the Borrower in accordance with the Patriot Act. The Borrower and Guarantor hereby consent to the Bank’s sharing of such information, and all other information in the possession of the Bank, to the extent required by any law, regulation or guideline applicable to the Bank.

7.19        Indemnification. In consideration of the Bank’s execution and delivery of this Agreement and making of the Loan hereunder and in addition to all other obligations of Borrower under this Agreement, the Borrower and Guarantor hereby agrees to defend, protect, indemnify and hold harmless the Bank and its successors, assigns, officers, directors, employees and agents (including, without limitation, those retained in connection with the transactions contemplated by this Agreement) (collectively, the “Indemnitees”) from and against any and all actions, causes of action, suits, claims, actual losses, costs, penalties, fees, liabilities and actual damages and expenses in connection therewith (irrespective of whether any such Indemnitees are a party to any action for which indemnification hereunder is sought), and including reasonable attorneys’ fees and disbursements (the “Indemnifiable Liabilities”) reasonably incurred by the Indemnitees or any of them as a result of, or arising out of, or relating to (a) the execution, delivery, performance or enforcement of this Agreement and the other Related Agreements and any instrument, document or agreement executed pursuant hereto; (b) the Bank’s status as lender to, or creditor of, the Borrower or of Guarantor; or (c) the operation of the Borrower’s business from and after the date hereof, provided that neither the Borrower nor Guarantor shall be required to indemnify any Indemnitee for any Indemnifiable Liabilities resulting from such Indemnitee’s own gross negligence or willful misconduct. To the extent that the foregoing undertaking by the Borrower or Guarantor may be unenforceable for any reason, the Borrower and Guarantor shall make the maximum contribution to the payment and satisfaction of each of the Indemnifiable Liabilities which is permissible under applicable law.

7.20         Termination of this Agreement. Except as set forth in Section 7.19 hereof and other indemnification provisions contained in the Related Agreements, this Agreement shall terminate upon the full and final payment of the Loan and the Note and the satisfaction of all payment and performance of all monetary obligations of the Borrower to the Bank hereunder, under any Note or under any Related Agreement or other instrument, agreement or document by or between the Borrower and the Bank. Notwithstanding the termination of this Agreement, the provisions of this Agreement

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shall continue to govern the rights and obligations of the parties with respect to the performance by the parties of the agreements set forth or contemplated in this Agreement and in the Related Agreements and to any and all transactions which were the subject of this Agreement.

THE BALANCE OF THIS PAGE IS INTENTIONALLY LEFT BLANK

SIGNATURE PAGES TO FOLLOW

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IN WITNESS WHEREOF, the parties hereto have caused this Commercial Loan Agreement and to be duly executed as of the day and year first above written.

WEBSTER BANK, NATIONAL ASSOCIATION

By: /s/ Elizabeth B. Shelley_______

       Name: Elizabeth B. Shelley

       Its: Senior Vice President

[Signatures continued on next page]

BORROWER:

NRFC CLINTON HOLDINGS, LLC
a Delaware limited liability company

By:	NORTHSTAR REALTY HEALTHCARE, LLC, a Delaware limited liability company, its sole member

	By:	NRFC HEALTHCARE HOLDING
COMPANY, LLC, a Delaware limited liability company, its sole common member

		By:	NRFC SUB-REIT CORP.,
a Maryland corporation, its sole member

			By:	/s/ Ronald J. Lieberman
Executive Vice President,
General Counsel and
Secretary

[Signatures continued on next page]

GUARANTOR:

PEREGRINE WAY OF CT, LLC, a New York company

By: /s/ Mark D. Farchione___________

Mark D. Farchione

Vice President